Results of  June 3, 1999 shareholder meeting
          (Unaudited)



               An annual meeting of shareholders of the fund was held on
               October 1, 1999. At the meeting, each of the nominees for
               Trustees was elected, as follows:

                                         Votes
                                 Votes for   withheld
               Jameson Adkins Baxter     62,000,978
3,540,362
               Hans H. Estin  61,999,980          3,541,360
               John A. Hill   62,046,160          3,495,180
               Ronald J. Jackson      62,042,526
3,498,814
               Paul L. Joskow 61,984,813          3,556,527
               Elizabeth T. Kennan    61,941,332
3,600,008
               Lawrence J. Lasser     62,029,385
3,511,955
               John H. Mullin III     62,007,973
3,533,367
               Robert E. Patterson    62,049,384
3,491,956
               William F. Pounds      61,977,588
3,563,752
               George Putnam  61,964,920          3,576,420
               George Putnam, III     61,986,630
3,554,710
               A.J.C. Smith   62,040,430          3,500,910
               W. Thomas Stephens     62,008,331
3,533,009
               W. Nicholas Thorndike  62,004,706
3,536,634


               A proposal to ratify the selection of
               PricewaterhouseCoopers LLP as the independent
               auditors of your fund was approved as
               follows:
               62,952,059 votes for, and 1,049,211 votes
against, with  1,540,070
               abstentions and broker non-votes.

               A proposal to approve an amendment to the fund's fundamental investment restriction with respect to
diversification was approved
               as follows: 50,697,526 votes for, and
4,970,274 votes against, with
               9,873,540 abstentions and broker non-votes.

               A proposal to approve an amendment to the fund's fundamental investment restriction with respect to
               investments in the voting securities of a single issuer was approved as follows:
               50,094,304 votes for, and 5,225,604 votes
               against, with 10,221,432 abstentions and broker non-votes.

               A proposal to approve an amendment to the fund's fundamental investment restriction with respect to making loans was approved as follows: 48,217,363 votes for, and 7,047,239 votes against, with 10,276,738 abstentions and broker non-votes.

               A proposal to approve an amendment to the fund's fundamental investment restriction with respect to
               investments in commodities was approved as follows: 48,436,801 votes for, and 6,922,700 votes against, with 10,181,839 abstentions and broker non-votes.

               A proposal to approve an amendment to the fund's fundamental investment restriction with respect to
               investments in real estate was approved as follows: 49,732,855 votes for, and 5,756,757 votes against, with 10,051,728 abstentions and broker non-votes.

               A proposal to approve to eliminate the fund's fundamental investment restriction with respect to investments in securities of issuers in which management of the fund or Putnam Investment Management, Inc. owns securities was approved as follows:
               49,089,395 votes for, and 6,313,546 votes
               against, with 10,138,399 abstentions and broker non-votes.

               A proposal to approve to eliminate the fund's fundamental investment restriction with respect to margin transactions was approved as follows: 47,913,344 votes for, and 7,359,267 votes against, with 10,268,729 abstentions and broker non-votes.

               A proposal to approve to eliminate the fund's fundamental investment restriction with respect to short sales was approved as follows: 47,803,609 votes for, and 7,472,855 votes against, with 10,264,876 abstentions and broker non-votes.

               A proposal to approve to eliminate the fund's fundamental investment restriction with respect to pledging assets was approved as follows: 48,087,658 votes for, and 7,107,946 votes against, with 10,345,736 abstentions and broker non-votes.

               A proposal to approve to eliminate the fund's fundamental investment restriction with respect to investments in restricted securities was approved as follows:
               48,292,213 votes for, and 6,913,754 votes
               against, with 10,335,373 abstentions and broker non-votes.

               A proposal to approve to eliminate the fund's fundamental investment restriction with respect to investments in oil, gas and mineral interests was approved as follows:
               49,850,581 votes for, and 5,707,697 votes
               against, with 9,983,062 abstentions and
               broker non-votes.

               A proposal to approve to eliminate the fund's fundamental investment restriction with respect to investing to gain control of a company's management was approved as follows:
               49,324,726 votes for, and 5,975,897 votes
               against, with 10,240,717 abstentions and broker non-votes.

               All tabulations are rounded to nearest whole number.